NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                          Adopted by Board of Directors
                                December 26, 1984





                                  Plan Document










                                               As Amended By Board Dec. 16, 1998
                                         Replaces previous Plan of Feb. 20, 1991

                                               Amended Schedule B as approved by
                                                           Board on May 10, 1999


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                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN

                        AMENDMENT AND RESTATEMENT - 1998

     The National Penn Bancshares, Inc. Executive Incentive Plan is hereby amended and restated in its entirety as follows:

     Since formation, National Penn Bancshares, Inc. ("NPB"), as a holding company for National Penn Bank (the "Bank"), has maintained in effect the executive incentive plan originally adopted by the Bank on July 26, 1978. NPB now desires to formalize the terms of the plan in a written document as set forth herein.

     The National Penn Bancshares, Inc. Executive Incentive Plan (the "Plan") is an unfunded deferred compensation arrangement for selected employees. The purpose of the Plan is to motivate executives to meet and exceed established financial goals and to promote a superior level of performance relative to competitive banking institutions. Through payment of incentive compensation beyond a salary, the Plan provides reward for meeting and exceeding the established financial goals as well as recognition of individual achievements for certain employees.

     1. Definitions. The following terms have the meanings specified below, unless the context in which they are used otherwise requires:

          (a) "Affiliate" means any corporation which is included within a "controlled group of corporations" including NPB, as determined under Section 1563 of the Internal Revenue Code of 1986, as amended.

          (b) "C.E.O." means the Chief Executive Officer of NPB.

          (c) "Change in Control or Ownership" means:

               (i) an acquisition by any "person" or "group" (as those terms are defined or used in Section 13(d) of the Securities Exchange Act of 1934) of "beneficial ownership" (within the meaning of Rule 13d-3 under such Act) of securities of NPB representing 24.99% or more of the combined voting power of NPB's securities then outstanding;

               (ii) a merger, consolidation or other reorganization of Bank, except where the resulting entity is controlled, directly or indirectly, by NPB;

               (iii) a merger, consolidation or other reorganization of NPB, except where shareholders of NPB immediately prior to consummation of any such transaction continue to hold at least a majority of the voting power of the outstanding

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voting  securities  of the legal  entity  resulting  from or existing  after any transaction and a majority of the members of the Board of Directors of the legal entity resulting from or existing after any such transaction are former members of NPB's Board of Directors;

               (iv)  a  sale,   exchange,   transfer  or  other  disposition  of
substantially all of the assets of the Employer to another entity, except to an entity controlled, directly or indirectly, by NPB;

               (v)  a  sale,   exchange,   transfer  or  other   disposition  of
substantially all of the assets of NPB to another entity, or a corporate division involving NPB; or

               (vi) a contested proxy solicitation of the shareholders of NPB that results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of NPB.

          (d) "Committee" means the Compensation Committee of the Board of Directors of NPB.

          (e)  "Employer"   means  NPB  or  the  Affiliate   which  employs  the
Participant.

          (f) "Fund" means the pool of funds generated, based on the formula established by the Committee, to be distributed to Plan Participants.

          (g) "Mandatory Deferral" means twenty-five percent (25%) of the award received by a Type A or Type B Participant under this Plan.

          (h) "Participant" means an eligible officer or employee of NPB or an Affiliate who is designated by the C.E.O. and approved by the Committee for participation in the Plan for the relevant Plan Year, or a person who was such at the time of his retirement, death, disability or resignation and who retains, or whose beneficiaries obtain, benefits under the Plan in accordance with its terms.

          (i) "Plan Year" means the calendar year.

          (j) "Tax Deferral" means that portion of the award received by a Type A or Type B Participant under the Plan which the Participant elects, pursuant to Schedule C attached hereto and made a part hereof, to receive as a deferred payment.

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     2. Plan Participation.

          (a) To be eligible for an award under this Plan, a Participant must be in the active full-time service of NPB or an Affiliate at the close of the Plan Year.

          (b) Effective January 1, 1985, prior to January 31 of each Plan Year, the Chairman and CEO shall recommend to the Committee, in writing, those employees who are eligible to participate in the Plan for such Plan Year. The Committee shall meet as soon as practicable thereafter and act upon the recommendations of the Chairman and C.E.O. Those employees approved by the Committee shall be entitled to participate in the Plan for such Plan Year.

          (c) At the Committee's discretion, the Committee may act upon the recommendation of the Chairman and C.E.O. with respect to participation of an employee whose employment with NPB or an Affiliate commences after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan based on his or her earnings for such Plan Year.

          (d) Each year, the Committee shall classify the Participants into Type A, Type B or Type C, as specified on Schedule A attached to this plan document, and shall specify different award formulae for each category. The Committee also shall specify the method by which the amount to be allocated for the benefit of each Participant from the Fund shall be determined. Participants, as classified into Type A, Type B or Type C, each year will be listed on Schedule A attached to this plan document. This schedule will be revised each year, as appropriate.

          (e) At the Committee's discretion, the Committee may act upon the recommendation of the Chairman and C.E.O. with respect to participation by a Participant whose classification changes among Type A, Type B or Type C after January 1 but prior to July 1 of a Plan Year. Upon approval by the Committee, such Participant may participate in the Plan in the new classification based on his or her earnings for such Plan Year.

     3. Performance Goals.

          (a) Effective January 1, 1985, performance goals and appropriate financial thresholds shall be established each Plan Year by the Committee prior to January 31 of that Plan Year. The established goals shall relate to the financial performance of NPB or an Affiliate or unit thereof.

          (b) Each year, the performance goals for the year will be shown on Schedule B attached to this plan document. This schedule shall be revised each year, as appropriate.

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          (c) An award to a Participant may be conditioned on the performance of such Participant, as determined by the Committee.

     4. Calculation of Awards.

          If both the internal and external performance goals set forth in Schedule B are met, the Fund shall be distributed among Participants as follows:

          (a) 50% of the Fund shall be allocated to the Type A Participants and shall be divided equally between the Chairman and C.E.O. and President of NPB; provided, however, that the amount distributed to any individual shall not exceed 50% of such individual's base salary. To the extent that any amount allocated to the Type A Participants is not distributed to them, such amount shall be added to the amount to be allocated to and divided among the Type B and Type C Participants as provided in subparagraph (2) below.

          (b) 50% of the Fund shall be allocated to and divided among the Type B and Type C Participants; provided, however, that no Type B Participant shall receive an award in excess of 35% of base salary and no Type C Participant shall receive an award in excess of 25% of base salary.

     5. Distribution of Awards.

          (a) (i) The Committee shall cause an aggregate account to be established on the Employer's books for all of the Type A and Type B Participants (the "Mandatory Deferral Account") and shall credit annually the Mandatory Deferral Account with an amount equal to the Mandatory Deferral of all Type A and Type B Participants. The Mandatory Deferral Account shall be credited, as of the last day of each calendar quarter, with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

               (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Mandatory Deferral Account (each referred to as an "Individual Mandatory Deferral Account"). Interest credited to the Mandatory Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Mandatory Deferral Account bears to the total balance in the Mandatory Deferral Account on the date that such interest is credited.

               (iii) The human resources department of the Employer shall maintain records which shall reflect the amounts in each Participant's Individual Mandatory Deferral Account attributable to each Plan Year, i.e., for each Plan Year for which a Participant receives an award, such records shall show the amount of such award plus the interest earned thereon through the

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most recent date interest was credited  thereon (for each Plan Year, such amount is referred to herein as the "Plan Year Balance"). The sum of all Plan Year Balances shall equal the total balance in a Participant's Individual Mandatory Deferral Account.

               (iv) If, at the end of the fifth Plan Year following the Plan Year for which a particular award was made to a Participant, such Participant is still employed by NPB or an Affiliate or has retired at age 60 or later or has died on or before the last day of such Plan Year, such Participant's Individual Mandatory Deferral Account shall be credited by the Employer with an additional amount equal to the Plan Year Balance relating to the Plan Year of five years before (the "Matching Contribution").

               (v) For purposes of this subparagraph 5(a), a Participant shall be deemed to be still employed by NPB or an Affiliate as of the last day of any Plan Year on which a balance exists in such Participant's Individual Mandatory Deferral Account if such Participant is no longer then performing services on behalf of NPB or such Affiliate as a result of such Participant's disability.

          (b) (i) Type A and Type B Participants may elect to have the payment of all or a portion of the balance of their awards deferred, i.e., the Tax Deferral amount. Effective January 1, 1985, such election shall be made before the beginning of the relevant Plan Year or, in the case of a new employee or a newly classified Type A or Type B Participant, prior to his or her commencement of employment or new classification as a Type A or Type B Participant, and shall be in the form of Schedule C attached to this plan document. The aggregate amount of the Tax Deferral for the Type A and Type B Participants shall be credited to an account on the Employer's books (the "Tax Deferral Account"). The Tax Deferral Account shall be credited, as of the last day of each calendar quarter, with interest calculated at the rate paid on the Investors Trust Company Money Market account for such quarter.

               (ii) The human resources department of the Employer shall maintain individual accounts which shall reflect the share of each Participant in the Tax Deferral Account (each referred to as an "Individual Tax Deferral Account"). Interest credited to the Tax Deferral Account shall be allocated among the Participants in the respective proportions that the balance in each Participant's Individual Tax Deferral Account bears to the total balance in the Tax Deferral Account on the date that such interest is credited.

          (c) Awards to Type A and Type B Participants not deferred pursuant to Subparagraph (b) above and all awards to Type C Participants shall be payable in cash as soon as practicable after the close of the Plan Year.

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          (d) In the event of a  Participant's  death prior to receipt of his or her award earned hereunder (including amounts allocated to such Participant's Individual Mandatory Deferral Account and Individual Tax Deferral Account), the award shall be paid, within thirty (30) days of the last day of the calendar quarter during which the Participant's death occurred, to the Participant's designated beneficiary under the Employer's group life insurance plan or, in the absence of a valid designation, to the Participant's estate.

     6. Manner of Payment of Mandatory and Tax Deferral Amounts.

          (a) Prior to the end of the fifth Plan Year following the Plan Year for which an award was made to a Type A or Type B Participant, such Participant may elect to have the balance on the last day of such fifth Plan Year in such Participant's Individual Mandatory Deferral Account, after the addition of the Matching Contribution (in the aggregate, the "Total Balance"), transferred and credited to such Participant's Individual Tax Deferral Account, if any, for distribution in accordance with the Participant's irrevocable election pursuant to Schedule C. Such an election shall be in the form of Schedule D attached to this plan document. If the Participant does not elect to transfer the Total Balance to the Participant's Individual Tax Deferral Account, or if the Participant does not have an Individual Tax Deferral Account, the Total Balance shall be paid in cash to the Participant as soon as practicable after the close of the Plan Year.

          (b) The amount credited to a Participant's Individual Tax Deferral Account, including amounts transferred pursuant to subparagraph (a) immediately above, shall be paid to such Participant in one lump sum or in annual installments. The actual manner of distribution will be in accordance with the Participant's irrevocable election, the form of which is attached hereto as Schedule C; provided, however, that if the Participant selects a distribution in annual installments, such installment will be paid in a manner which complies with any applicable rules, regulations or laws.

     7. Funding.

          (a) Deferred award obligations under the Plan shall be paid from the general assets of NPB or an Affiliate.

          (b) NPB, or an Affiliate, in its sole discretion, may earmark assets or other means to meet the deferred award obligations provided under the Plan. Any assets which may be earmarked to meet NPB's or an Affiliate's deferred award obligations provided under the Plan shall continue for all purposes to be part of the general funds of NPB or an Affiliate and no person other than NPB or the Affiliate shall by virtue of the provisions of the Plan have any interest in such assets. To

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the extent a Participant or his beneficiary acquires a right to receive deferred award payments from NPB or an Affiliate under the Plan, such right shall be no greater than the right of any unsecured general creditor of NPB or an Affiliate.

          (c) Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship between NPB or an Affiliate and a Participant or any other person.

     8. Plan Administration.

          (a) The Committee shall, with respect to the Plan, have full power and authority to construe, interpret and manage, control and administer the Plan, and to pass and decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors of NPB may establish.

          (b) Any decision made or action taken by the Board of Directors of NPB or the Committee arising out of, or in connection with the administration, interpretation, and effect of the Plan shall be at their absolute discretion and shall be conclusive and binding on all parties.

          (c) The members of the Committee and the members of the Board of Directors of NPB shall not be liable for any act or action, whether of omission or commission, made in connection with the interpretation and administration of the Plan and which results in a loss, damage, expense or depreciation, except when due to their own gross negligence or willful misconduct.

     9. Amendment and Termination.

          NPB reserves the right to amend the Plan from time to time and to terminate the Plan at any time. All amendments, including any amendment to terminate the Plan, shall be adopted by the Board of Directors of NPB. The Committee will give prompt written notice to each Participant of any amendment or termination of the Plan.

     10. Change in Control or Ownership.

          (a) Subject to the further terms and provisions of this Paragraph 10, the Plan shall automatically terminate on the date that a Change in Control or Ownership shall occur, without necessity of any action by the Board of Directors of NPB.

          (b) If a Change in Control or Ownership shall occur, each Participant's Individual Mandatory Deferral Account shall be credited, as of the day immediately preceding the date on which such Change in Control or Ownership occurred, with additional amounts as follows: An amount equal to each Plan Year Balance shall be credited by the Employer to such Participant's Individual

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Mandatory  Deferral Account (such  additional  amounts are referred to herein as
"Change in Control Matching Contributions").

          (c) If a Change in Control or Ownership shall occur, the Employer shall pay each Participant a cash amount equal to the total amounts credited, as of the date such Change in Control or Ownership occurred, to (i) such Participant's Individual Mandatory Deferral Account (including all Change in Control Matching Contributions made pursuant to subparagraph (b) hereof) and
(ii) such Participant's Individual Tax Deferral Account, if any. The Employer shall pay such total amounts to the Participants within thirty (30) days of the termination of the Plan (as provided in subparagraph (a) hereof).

     11. Effective Date.

          The initial effective date of the Plan shall be January 1, 1984.

     12. Miscellaneous Provisions.

          (a) The Plan does not constitute a contract of employment, and participation in the Plan shall not give any Participant the right to be retained in the service of NPB or an Affiliate or any right or claim to a benefit under the Plan unless such right or claim has specifically accrued under the terms of this plan document.

          (b) NPB or an Affiliate reserves the right to withhold from any deferred award payments payable hereunder, any amounts required to be withheld under the federal income tax laws.

          (c) The captions of the several paragraphs and subparagraphs of this Plan are inserted for convenience of reference only and shall not be considered in the construction hereof.

          (d) Whenever any word is used herein in the singular form, it shall be construed as though it were used in the plural form, as the context requires, and vice versa.

          (e) A masculine, feminine or neuter pronoun, whenever used herein, shall be construed to include all genders as the context requires.

          (f) This plan document may be executed in any number of counterparts, each of which shall be deemed one and the same instrument which may be sufficiently evidenced by any one counterpart.

          (g) Except to the extent pre-empted by federal law, this plan document shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

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             (THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

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                                   SCHEDULE A


     Participants for the ____ Plan Year consist of Types A, B, and C as defined in the Plan document.

     It  is  anticipated   that  the  following  named  persons  will  meet  the
eligibility requirements for participation as of December 31, ____. It is expected that there could be additional individuals whose eligibility could be determined later in the year, who would be named a participant as of December 31, ____.

     Named participants are classified accordingly:


     CLASS A (2 persons) (name and grade level)

          [CHAIRMAN AND C.E.O.]

          [PRESIDENT]


     CLASS B (__ persons) (name and grade level)



          [INSERT NAMES AND GRADE LEVELS]





          CLASS C (__ persons) (name and grade level)



          [INSERT NAMES AND GRADE LEVELS]

                                   SCHEDULE B

                         NATIONAL PENN BANCSHARES, INC.

                            EXECUTIVE INCENTIVE PLAN

                             ____ PERFORMANCE GOALS

                               [SUBJECT TO CHANGE]

     Awards pursuant to the Plan will not be made unless the internal and external performance goals set forth below are met.


INTERNAL PERFORMANCE GOALS FOR THE ____ PLAN YEAR

The diluted per share operating income of NPBC for ____ must exceed the diluted per share operating income for _____.


EXTERNAL PERFORMANCE GOALS FOR THE_______ PLAN YEAR

The net operating income of NPB before securities transactions on realized return on average common equity for ____ must exceed the average of the net operating income before securities transactions on realized return on average common equity for ____ for the banks or bank holding companies in the peer group set forth on Schedule B-2 A.







Internal Performance Goals amended 5/10/99

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                                  SCHEDULE B-1

                                 PAY OUT FORMULA


         1.       Obtaining an operating return on average equity

                  triggers an incentive pay out as follows:


                  100% of peer group                   $0

                  100.1% of peer group         .___% of average assets

                  130% of peer group                    .___% of average assets


                  Interpolation is required between 100.1% and 130%.



         2.       Obtaining #1 in return on equity triggers an added

                  pay out of $______.

                                  SCHEDULE B-2

            The ____ banking companies which form the peer group are:


                               [INSERT PEER GROUP]

                                   SCHEDULE C


                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN
                            DEFERRAL ELECTION LETTER


TO THE COMMITTEE:


     In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 1998, I hereby request to defer receipt of that portion of any award earned by me (to the extent provided in Paragraph 2 below) for services rendered as an eligible Participant in the Plan during the calendar year specified below and eligible to be received in cash. This election shall be governed by all of the provisions of the Plan.


     1.   This request shall be effective beginning with calendar year ____.


     2. This voluntary deferral request shall apply to ________________% of my award.


     3. My deferred award and the interest thereon shall become payable on the January 1 next following the date I retire or otherwise cease to be employed by NPB or an Affiliate of NPB.


     4. I irrevocably elect that, when payable, my deferred award and the interest thereon shall be paid to me as indicated below:


                    ( ) In one lump sum.


                    ( ) In a series of five annual installments.


                    ( ) In a series of ten annual installments.



     I  agree  that  such  terms  and  conditions   shall  be  binding  upon  my
beneficiaries, distributees, and personal representatives. Unless noted below, my beneficiaries shall be the same as designated for my group life insurance.

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
-------------------------  --------------------------------
Date                           Signature of Participant


                               Approved By:



-------------------------  --------------------------------
Date                           Signature of the Chairman of the
                               Committee





-------------------------------------------------------------------------------
Name of Participant

                                   SCHEDULE D

                         NATIONAL PENN BANCSHARES, INC.
                            EXECUTIVE INCENTIVE PLAN
                            TRANSFER ELECTION LETTER


TO THE COMMITTEE:

     In accordance with the National Penn Bancshares, Inc. Executive Incentive Plan, as amended and restated in 1998, I hereby request to transfer the balance in the Individual Mandatory Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan during the calendar year specified below, eligible to be received in cash, to the Individual Tax Deferral Account established in my name for the award earned by me for services rendered as an eligible Participant in the Plan. This election shall be governed by all of the provisions of the Plan.

          1. This request shall be for the Individual Mandatory Deferral Account established in my name for the award earned by me for calendar year ____.

          2. Payment of the award transferred and deferred pursuant hereto shall be in accordance with the election made for the Tax Deferral amount voluntarily deferred pursuant to deferral election letter dated _________.



------------------------------      ------------------------------
Date                                   Signature of Participant


                                       Approved By:



------------------------------      ------------------------------
Date                                   Signature of Chairman of the
                                       Committee

                                       16